Exhibit 5.1

March 28, 2025

Oncocyte Corporation

15 Cushing

Irvine, California 92618

Ladies and Gentlemen:

We have acted as counsel to Oncocyte Corporation, a California corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) on the date hereof, under the Securities Act of 1933, as amended (the “Act”), of a registration statement on Form S-1 (the “Registration Statement”) by the Company which registers the resale by the selling stockholders named therein of (i) 7,536,706 shares (the “PIPE Shares”) of common stock of the Company, no par value per share (“Common Stock”), and (ii) 3,069,926 shares of Common Stock (the “Pre-Funded Warrant Shares”) issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”), that were issued pursuant to that certain Securities Purchase Agreement, dated February 7, 2025, by and between the Company and the investors named therein (the “Securities Purchase Agreement”).

In rendering the opinions set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Articles of Incorporation and Second Amended and Restated Bylaws of the Company, each as amended and/or restated as of the date hereof, (ii) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement, the authorization and issuance of the PIPE Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares and related matters, (iii) the Registration Statement and all exhibits thereto, (iv) the Securities Purchase Agreement, (v) the Pre-Funded Warrants, (vi) the specimen Common Stock certificate, (vii) a certificate executed by an officer of the Company, dated as of the date hereof, and (viii) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinions stated herein.

We have relied upon such certificates of officers of the Company and of public officials and statements and information furnished by officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies.

As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

Haynes and Boone, LLP	30 Rockefeller Plaza | 26th Floor | New York, NY 10112 T: 212.659.7300 | haynesboone.com

Oncocyte Corporation

March 28, 2025

We have not considered, and express no opinion herein as to, the laws of any state or jurisdiction other than the laws of the State of California, as currently in effect (all of the foregoing being referred to as the “Opined on Law”). We do not express any opinion with respect to any other laws, or the laws of any other jurisdiction (including, without limitation, any laws of any other jurisdiction which might be referenced by the choice-of-law rules of the Opined on Law), other than the Opined on Law or as to the effect of any such other laws on the opinions herein stated.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

(i)	the PIPE Shares are validly issued, fully paid and non-assessable; and

(ii)	the Pre-Funded Warrant Shares, when issued and delivered in accordance with the terms of the Pre-Funded Warrants against payment in full of the consideration payable therefor as contemplated by the Pre-Funded Warrants, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We further consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP